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                                                                      Exhibit 10

                            JONES PHARMA INCORPORATED
           1999 EQUITY PARTICIPATION PLAN FOR NON-MANAGEMENT DIRECTORS

     1. PURPOSE. The purpose of this 1999 Equity Participation Plan is to provide certain long-term equity incentives to eligible directors of the Company in order to encourage the highest level of performance of non-management directors by providing those directors with a proprietary interest in the Company's success and progress through grants of options to purchase shares of the Company's Common Stock and other equity-based awards in accordance with the terms and conditions set forth below.

     2. DEFINITIONS. Whenever used herein, the following shall have the meanings set forth below:

     (a) "Affiliate" refers to any corporation or other entity which directly, or through one or more intermediaries, controls, is controlled by, or is under common control with the Company.


     (b)  "Board" shall mean the Board of Directors of the Company.

     (c)  "Common Stock" shall mean the common stock of the Company.

     (d)  "Company" shall mean Jones Pharma Incorporated.

     (e) "Eligible Director" shall mean an individual who is a member of the Board and who is not at the time of the grant, an employee of the Company or any subsidiary of the Company.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "FSO Plan" shall mean the 1994 Formula Stock Option Plan for non-management directors of the Company.

     (h) "Formula Stock Option" shall mean an option granted to an Eligible Director pursuant to Section 6 of this Plan.

     (i) "Initial Exercise Date" with respect to any Formula Stock Option shall mean the date which is eleven (11) months following the date on which an Eligible Director becomes a Participant in this Plan.

     (j) "Option Period" with respect to any Formula Stock Option shall mean the period of time during which a Participant may exercise his Formula Stock Option as more specifically set forth in paragraph (d) of Section 6 of this Plan.

     (k) "Option Price" with respect to any Formula Stock Option or any option right provided in any Other Award shall mean the price per share of Common Stock at which a


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Participant may purchase Common Stock and shall be subject to adjustment as provided in Section 4(c) below.

     (l) "Option Shares" shall mean the shares of Common Stock which are subject to any stock option granted or awarded pursuant to this Plan, whether or not a Formula Stock Option and the number of Option Shares shall be subject to adjustment as provided in Section 4(c) below.

     (m) "Other Award" means an equity-based incentive award granted under this Plan other than a Formula Stock Option.

     (n) "Participant" shall mean an Eligible Director to whom a Formula Stock Option or Other Award has been granted pursuant to this Plan.

     (o) "Plan" means this 1999 Equity Participation Plan for Non-Management Directors.

     (p) "Termination of Service" is the date as of which (i) the service of a director as a member of the Board is discontinued because of the death, removal, resignation or expiration of term without re-election, or (ii) a director becomes an employee of the Company or any Affiliate of the Company, whichever is the first to occur.

     (q) "Year of Service" with respect to any Formula Stock Option means each continuous twelve (12) month period following the Initial Exercise Date during which a Participant serves as a director of the Company.

     3. ADMINISTRATION. This Plan shall, to the extent necessary, be administered by the President of the Company, or such other person or persons as may be appointed by the President (the "Administrator"). The Administrator shall take such action necessary so as to comply with the provisions of this Plan. The grant of a Formula Stock Option shall be evidenced by the execution of a Formula Stock Option Agreement in the form of Exhibit A attached hereto executed by each Participant. Grants of Other Awards must be approved by (i) a majority of the entire Board of Directors and (ii) a majority of those members of the Board of Directors who are not Eligible Directors.

     4.   SHARES AVAILABLE FOR FORMULA STOCK OPTIONS AND OTHER AWARDS.

     (a) There is hereby reserved for issuance under this Plan an aggregate of 150,000 shares of Common Stock, subject to adjustment as provided in paragraph
(c) of this Section 4.

     (b) In the event of a lapse, expiration, termination or cancellation of any Formula Stock Options or Other Awards granted under this Plan without the issuance of shares of Common Stock, the shares subject to or reserved for such Formula Stock Options or Other Awards (including any shares of Common Stock forfeited and returned to the Company under the terms of any such Other Award) may again be used for new grants and awards hereunder; provided that in no event may the number of shares issued under this Plan exceed the total number of shares reserved for issuance in accordance with paragraph (a) of this Section 4.



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     (c)  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company, an equitable adjustment shall be made in the number and kind of shares authorized by this Plan, and in the number and kind of shares covered by any Formula Stock Options or Other Awards granted so that the position of each Participant after such transaction will be equivalent to his relative position prior to such transaction including, in the case of any Formula Stock Option or any stock option forming a part of any Other Award, an appropriate adjustment in the Option Price per share.

     5. ELIGIBILITY. The individuals who are eligible to receive Formula Stock Options or any Other Award hereunder shall be limited to Eligible Directors. An Eligible Director of the Company shall become a Participant in this Plan on the first day of the month following the date (subsequent to the Effective Date of this Plan set forth in Section 13) on which said Eligible Director is elected or appointed to the Board (whether elected by shareholders of the Company or appointed by the Board itself to fill a vacancy on the Board).

     6.   GRANT OF FORMULA STOCK OPTIONS.

     (a) Grant to Participants. Each Eligible Director shall be granted a Formula Stock Option on the day that said Eligible Director becomes a Participant as provided in Section 5, provided, however, that no Eligible Director shall be awarded a Formula Stock Option under this Plan (i) if such Eligible Director has previously been granted, and currently holds any unvested Formula Stock Options pursuant to the FSO Plan or this Plan, or (ii) if such Eligible Director has previously been granted and holds any Other Award under this Plan as to which all vesting or service contingencies relating to such Other Award shall not have been fulfilled.

     (b) Option Price. The Option Price per share of Common Stock with respect to each Formula Stock Option shall be equal to the fair market value of the Common Stock on the date that the Formula Stock Option is granted. During any period in which the Common Stock is listed for trading on a registered national securities exchange or on the NASDAQ National Market System, the fair market value shall be equal to the lower of (i) the closing price, and (ii) the average of the high and low prices (or the average of the low bid and high asked prices, as appropriate), on the date of grant.

     (c) Option Shares. The number of Option Shares subject to each Formula Stock Option granted to a Participant shall be Fifteen Thousand (15,000) shares of Common Stock subject to adjustment pursuant to the provisions of paragraph
(c) of Section 4. Each Formula Stock Option shall be subject to the vesting provisions set forth in Section 7 below.

     (d) Option Period. Each Formula Stock Option must be exercised, if at all, on or before the first to occur of (i) the date that is ninety (90) days after the effective date of the Termination of Service of a Participant, provided, however, that if the Termination of Service is a result of the death of a director or is a result of a director becoming an employee of the Company or any Affiliate, then two hundred eighty (280) days after the date of such Termination of Service and (ii) the fifth anniversary of the Initial Exercise Date, at which time the entire





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Formula Stock Option granted to such Participant (or such portion thereof that has not been exercised) shall lapse, terminate and be of no further force and effect.

     (e) Payment. The Option Price shall be payable in cash by the Participant at the time the Formula Stock Option is exercised, provided, however, that if the Company permits "exchange exercise" features with respect to option plans for employees, such "exchange exercise" features shall be applicable to options granted under this Plan also. No shares shall be issued until full payment therefore has been made. A grantee of a Formula Stock Option shall have none of the rights of a shareholder of the Company until the shares are issued.

     7.   EXERCISE OF FORMULA STOCK OPTIONS.

     During the Option Period, a Formula Stock Option shall vest and may be exercised at the times and in the amounts as follows: (i) twenty percent (20%) of the Option Shares may be purchased by the Participant at any time during the period commencing with the Initial Exercise Date and ending on the last day of the Option Period; and (ii) an additional twenty percent (20%) of the Option Shares may be purchased by the Participant for each Year of Service of said Participant following the Initial Exercise Date during the Option Period.

     8.   OTHER AWARDS.

     The Board of Directors is authorized under this Plan to grant and award other equity incentives to Eligible Directors based upon the Company's Common Stock, provided, however, that no such Other Award shall be issued to any Eligible Director who holds an outstanding unvested Formula Stock Option under this Plan or under the 1994 FSO Plan unless such unvested option is waived and forfeited by written agreement between the Company and the Eligible Director. Any such Other Award may take the form of an option to purchase shares of the Company's Common Stock having an expiration date not more than ten years from the date of grant or may take the form of restricted share grants or of stock appreciation rights payable in cash or in stock, provided that all contingencies associated with any such Other Award are to be fully resolved within not more than ten years from the date of grant.

     9. THE DISCONTINUANCE OR AMENDMENT OF PLAN. The Board may discontinue this Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in any manner unfavorable to Plan Participants, any Formula Stock Options or Other Awards outstanding, nor may the Board amend this Plan without shareholder approval, where the absence of such approval would cause this Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Furthermore, the provisions of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act, or the rules thereunder.

     No Formula Stock Option or Other Award shall be granted under this Plan after June 30, 2009, but Formula Stock Options and Other Awards granted theretofore may extend beyond that date is accordance with their terms



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     10.  NON-TRANSFERABILITY. No Formula Stock Option or Other Award granted under this Plan shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

     11. NO RIGHT OF DIRECTORSHIP. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election as a director by the shareholders of the Company nor to create any right to continue as a director of the Company.

     12. RESTRICTION ON RESALE OF STOCK. Each Formula Stock Option or Other Award issued hereunder shall be subject to the requirement that if at any time the Administrator shall determine, in his discretion, that the listing, registration or qualification of the shares subject to the Formula Stock Option or Other Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such Formula Stock Option or Other Award may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. Certificates representing shares of stock issued pursuant to this Plan shall bear the following legend unless the shares have been registered under the referenced laws:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY EFFECTED IN THE ABSENCE OF SUCH REGISTRATION."

     13.  EFFECTIVE DATE. This Plan shall be effective as of July 13, 1999.

     14. EXPENSES OF PLAN. The expenses of this Plan shall be borne by the Company.

     15. SHAREHOLDER APPROVAL OF FORMULA STOCK OPTION GRANTS. Any other provision of this Plan notwithstanding, no Formula Stock Option shall be issued pursuant hereto prior to the ratification of such grants by holders of a majority of the outstanding Common Stock of the Company at an annual or special meeting of the shareholders of the Company. Any failure of the shareholders to ratify the issuance of Formula Stock Options hereunder shall not affect any Other Awards authorized hereunder, whether such authorization occurs prior or subsequent to the vote on ratification of Formula Stock Option grants.







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